Exhibit 99.1

Moved on Business Wire

CSC Delivers Solid Results in Fourth Quarter and
Fiscal Year 2016

•	Q4 Earnings per Share from Continuing Operations of $(0.73) Includes Cumulative Impact of Certain Items of $(1.48) per Share

•	Q4 Non-GAAP Diluted Earnings per Share of $0.73, up 3% YoY

•	FY16 Diluted Earnings per Share from Continuing Operations of $0.45 Includes Cumulative Impact of Certain Items of $(2.07) per Share

•	FY16 Non-GAAP Diluted Earnings per Share of $2.52, up 13% YoY

•	FY16 Net Cash Provided by Operating Activities of $802 million

•	FY16 Free Cash Flow of $319 million

•	FY17 Non-GAAP Diluted EPS from Continuing Operations Target of $2.75 to $3.00

TYSONS, Va., May 24, 2016 - CSC (NYSE: CSC) today reported results for the fourth quarter of fiscal year 2016.

“In fiscal 2016, CSC took transformative steps forward in our strategy of delivering next-generation capabilities to our customers globally” said Mike Lawrie, chairman, president and CEO. “Following the successful separation of our federal public sector business, we acquired UXC and Xchanging, two leaders in enterprise applications and insurance solutions, respectively. As we continue to invest in our offerings, we reported solid profitability and earnings growth in fiscal 2016, and are well positioned to deliver revenue growth and margin expansion in the coming year.”
Financial Highlights

Financial Highlights - Fourth Quarter Fiscal 2016

•	Earnings per share from continuing operations was $(0.73) in the fourth quarter, compared with $(0.93) in the fourth quarter of fiscal 2015, and includes:

•	$(0.45) from separation, restructuring and other transaction costs

•	$(0.66) pension & OPEB actuarial and settlement impacts

•	$0.10 in debt extinguishment costs, and

•	$(0.42) related to the adoption of ASU 2016-09.

•	Non-GAAP diluted earnings per share was $0.73 excluding these items, compared with $0.71 in the fourth quarter of fiscal 2015.

•	(Loss) income from continuing operations was $(101) million in the fourth quarter, compared with $(131) million in the fourth quarter of fiscal 2015, and includes:

•	$(64) million from separation, restructuring and other transaction costs

•	$(94) million of pension & OPEB actuarial and settlement impacts

•	$(60) million in debt extinguishment costs, and

•	$14 million related to the adoption of ASU 2016-09.

•	Non-GAAP income from continuing operations was $103 million excluding these items, compared with $102 million in the year-ago quarter.

•	(Loss) income from continuing operations, before taxes of $(187) million includes:

•	$(78) million from separation, restructuring and other transaction costs

•	$(118) million of pension & OPEB actuarial and settlement impacts

•	$(100) million in debt extinguishment costs.

•	Non-GAAP income from continuing operations, before taxes was $109 million excluding these items.

•	Adjusted operating income of $138 million compared with $196 million in the year-ago quarter. Adjusted operating margin of 7.6% decreased from 10.3% in the year-ago quarter.

•	Adjusted earnings before interest and taxes (EBIT) of $123 million compared with $151 million in the year-ago quarter.

Financial Highlights - Fiscal Year 2016

•	Earnings per share from continuing operations was $0.45 in fiscal year 2016, compared with $(1.52) in fiscal year 2015, and includes:

•	$(0.38) from certain CSRA overhead costs

•	$0.16 of U.S. Pension & OPEB impacts related to our separation from CSRA

•	$(0.85) of separation, restructuring & other transaction costs

•	$(0.57) of pension & OPEB actuarial & settlement losses

•	$(0.02) of SEC settlement-related items

•	$(0.42) in debt extinguishment costs

•	$0.03 of tax valuation allowance impacts.

•	Non-GAAP diluted earnings per share was $2.52 excluding these items, compared with $2.24 in fiscal year 2015.

•	Income (loss) from continuing operations was $65 million, compared with $(217) million in fiscal year 2015, and includes:

•	$(54) million million from certain CSRA overhead costs

•	$23 million of U.S. Pension & OPEB impacts related to our separation of CSRA

•	$(120) million of separation, restructuring & other transaction costs

•	$(81) million of pension & OPEB actuarial & settlement losses

•	$(3) million of SEC settlement-related items

•	$(60) million in debt extinguishment costs

•	$4 million of tax valuation allowance and adjustments impacts.

•	Non-GAAP income from continuing operations was $356 million excluding these items, compared with $326 million in fiscal year 2015.

•	Income (loss) from continuing operations, before taxes of $10 million includes:

•	$(88) million from certain CSRA overhead costs

•	$38 million of U.S. Pension & OPEB costs

•	$(161) million of separation, restructuring & other transaction costs

•	$(99) million of pension & OPEB actuarial & settlement losses

•	$(5) million of SEC settlement-related items, and

•	$(100) million in debt extinguishment costs.

•	Non-GAAP income from continuing operations, before taxes was $425 million excluding these items.

•	Adjusted operating income of $632 million compared with $687 million in fiscal year 2015. Adjusted operating margin of 8.9% increased from 8.5% in fiscal year 2015.

•	Adjusted earnings before interest and taxes (EBIT) of $503 million compared with $513 million in fiscal year 2015.

•	Net cash provided by operating activities was $802 million compared with $1,473 million in the prior year.

•	Fiscal 2016 free cash flow was $319 million versus $757 million in the prior year.

Global Business Services

GBS revenue of $941 million in the quarter compares with $980 million in the year-ago quarter, a decline of 1.1% year-over-year in constant currency. Growth in the BPS and Big Data businesses partially offset a decline in the Consulting business. GBS operating margin, excluding the impact of certain items, was 11.1%, down from 16.3% a year ago, reflecting incremental investments in our BPS and next-generation offerings. New business awards for GBS were $1.1 billion in the fourth quarter.

Global Infrastructure Services

GIS revenue of $866 million in the quarter compares with $930 million in the year-ago quarter, a decline of 3.7% year-over-year in constant currency. Growth in our next-generation offerings including Cloud and MyWorkStyle partially offset the moderating decline in the traditional outsourcing business. GIS operating margin, excluding the impact of certain items, was 6.0%, up from 5.8% a year ago. New business awards for GIS were $1.2 billion in the quarter.

Completion of UXC and Xchanging Acquisitions
During the fourth quarter, CSC completed the acquisition of UXC. CSC subsequently also completed the acquisition of Xchanging in the first quarter of fiscal 2017.

Returning Capital to Shareholders
During the fourth quarter, CSC returned $65 million to shareholders consisting of $20 million in common stock dividends and $45 million of share repurchases. During the quarter, CSC repurchased 1.5 million shares at an average price of $30.08.

For fiscal year 2016, CSC returned $603 million to shareholders in the form of $430 million in common stock dividends and $173 million of share repurchases. During the year, CSC repurchased 3.8 million shares.

CSC had 138,384,835 basic shares outstanding on April 1, 2016.

Earnings Conference Call and Webcast
CSC senior management will host a conference call and webcast on the same day at 5:30 p.m. EDT. The dial-in number for domestic callers is 888-244-2416. Callers who reside outside of the United States or Canada should dial 913-312-1384. The passcode for all participants is 3124172. The webcast audio and any presentation slides will be available on CSC’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until May 31, 2016. The replay dial-in number is 888-203-1112 for domestic callers and 719-457-0820 for callers who reside outside of the United States and Canada. The replay passcode is also 3124172. A replay of this webcast will also be available on CSC’s website.

Non-GAAP Measures
In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by U.S. generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information, and certain further adjustments thereto, which management believes provides useful information to investors, including: constant currency, operating income, adjusted operating income, operating and adjusted operating margin, EBIT, adjusted EBIT, EBIT and adjusted EBIT margin, free cash flow, and non-GAAP results including non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations. Reconciliations of the preliminary non-GAAP measures to the respective and most directly comparable GAAP measures, as well as the rationale for management’s use of non-GAAP measures, are included below.

About CSC
CSC (NYSE: CSC) leads clients on their digital transformation journeys. The company provides innovative next-generation technology services and solutions that leverage deep industry expertise, global scale, technology independence and an extensive partner community. CSC serves leading commercial and international public sector organizations throughout the world. CSC is a Fortune 500 company and ranked among the best corporate citizens. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise, except as required by law.
# # #

Contact:
Richard Adamonis, Corporate Media Relations, 862.228.3481, radamonis@csc.com
Neil DeSilva, Global M&A and Investor Relations, 703.641.3000, neildesilva@csc.com

Note: On November 27, 2015, CSC completed the separation of CSRA. The Company’s results from the prior year have been adjusted to reflect the separation.

Business Segment Revenues, Operating Income (Loss) and Operating Margins
(preliminary and unaudited)

Revenues by Segment
	Quarter Ended
(Amounts in millions)	April 1, 2016	April 3, 2015	% Change	% Change in Constant Currency(1)
Global Business Solutions	$941	$980	(4.0)%	(1.1)%
Global Infrastructure Services	866	930	(6.9)%	(3.7)%
Total Revenue	$1,807	$1,910	(5.4)%	(2.4)%

	Twelve Months Ended
(Amounts in millions)	April 1, 2016	April 3, 2015	% Change	% Change in Constant Currency(1)
Global Business Solutions	$3,637	$4,036	(9.9)%	(3.8)%
Global Infrastructure Services	3,469	4,081	(15.0)%	(9.6)%
Total Revenue	$7,106	$8,117	(12.5)%	(6.7)%

(1)
Selected references are made on a “constant currency basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates, thereby providing comparisons of operating performance from period to period. Financial results on a “constant currency basis” are non-U.S. Generally Accepted Accounting Principle (GAAP) measures calculated by translating current period activity into U.S. dollars using the comparable prior period’s currency conversion rates. This approach is used for all results where the functional currency is not the U.S. dollar.

Operating Income (Loss) and Operating Margins by Segment
	Quarter Ended
	April 1, 2016		April 3, 2015
(Amounts in millions)	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
Global Business Solutions	$82	8.7%	$39	4.0%
Global Infrastructure Services	29	3.3%	(49)	(5.3)%
Corporate & Eliminations	(18)	—%	(29)	—%
Total Operating Income (Loss)	$93	5.1%	$(39)	(2.0)%

	Twelve Months Ended
	April 1, 2016		April 3, 2015
(Amounts in millions)	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
Global Business Solutions	$381	10.5%	$405	10.0%
Global Infrastructure Services	216	6.2%	162	4.0%
Corporate & Eliminations	(82)	—%	(108)	—%
Total Operating Income	$515	7.2%	$459	5.7%

Consolidated Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Twelve Months Ended
(Amounts in millions, except per-share amounts)	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015

Revenues	$1,807	$1,910	$7,106	$8,117

Costs of services (excludes depreciation and amortization and restructuring costs)	1,460	1,618	5,185	6,159
Selling, general and administrative (excludes depreciation and amortization, SEC settlement related charges and restructuring costs)	251	266	1,040	1,220
Selling, general and administrative - SEC settlement related charges	—	2	—	197
Depreciation and amortization	155	182	658	840
Restructuring costs	11	241	23	256
Separation costs	9	—	19	—
Interest expense	31	30	123	126
Interest income	(12)	(6)	(38)	(20)
Debt extinguishment costs	95	—	95	—
Other (income) expense, net	(6)	5	(9)	10
Total costs and expenses	1,994	2,338	7,096	8,788

(Loss) income from continuing operations, before taxes	(187)	(428)	10	(671)
Income tax (benefit) expense	(86)	(297)	(55)	(454)
(Loss) income from continuing operations	(101)	(131)	65	(217)
Income from discontinued operations, net of taxes	(25)	143	191	224
Net (loss) income	(126)	12	256	7
Less: net income attributable to noncontrolling interest, net of tax	—	3	12	15
Net (loss) income attributable to CSC common stockholders	$(126)	$9	$244	$(8)

(Loss) earnings per common share
Basic:
Continuing operations	$(0.73)	$(0.93)	$0.46	$(1.52)
Discontinued operations	(0.18)	0.99	1.30	1.46
	$(0.91)	$0.06	$1.76	$(0.06)
Diluted:
Continuing operations	$(0.73)	$(0.93)	$0.45	$(1.52)
Discontinued operations	(0.18)	0.99	1.28	1.46
	$(0.91)	$0.06	$1.73	$(0.06)

Cash dividend per common share	$0.14	$0.23	$2.99	$0.92
Weighted average common shares outstanding for:
Basic EPS	138.05	140.76	138.28	142.56
Diluted	138.05	140.76	141.33	142.56

Selected Balance Sheet Data
(preliminary and unaudited)

	As of
(Amounts in millions)	April 1, 2016	April 3, 2015

Assets
Cash and cash equivalents	$1,178	$2,076
Receivables, net	1,827	1,678
Prepaid expenses and other current assets	415	292
Assets of discontinued operations	—	806
Total current assets	3,420	4,852

Software, net	712	718
Outsourcing contract costs, net	334	326
Goodwill	1,272	838
Other assets	658	498
Deferred income taxes, net	338	392
Property and equipment, net	1,025	1,110
Assets of discontinued operations - noncurrent	—	1,479
Total Assets	$7,759	$10,213

Liabilities
Short-term debt and current maturities of long-term debt	$781	$883
Accounts payable	341	295
Accrued payroll and related costs	288	265
Accrued expenses and other current liabilities	721	948
Deferred revenue and advance contract payments	509	457
Income taxes (receivable) payable	(58)	23
Liabilities of discontinued operations	—	691
Total current liabilities	2,582	3,562

Long-term debt	1,863	1,635
Deferred revenue - long-term	348	354
Long-term pension obligations	298	287
Long-term income tax liabilities and deferred income taxes	497	463
Other long-term liabilities	160	209
Liabilities of discontinued operations - long-term	—	754

Total Equity	2,011	2,949

Total Liabilities and Equity	$7,759	$10,213

Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Twelve Months Ended
(Amounts in millions)	April 1, 2016	April 3, 2015
Cash flows from operating activities:
Net income	$256	$7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	767	977
Pension & other postemployment benefits, actuarial & settlement losses	92	782
Stock-based compensation	46	68
Deferred taxes	—	(449)
Gain on dispositions	(41)	(22)
Provision for losses on accounts receivable	6	2
Unrealized foreign currency exchange losses (gains)	43	(4)
Impairment losses and contract write-offs	2	—
Debt extinguishment costs	95	—
Cash surrender value in excess of premiums paid	(10)	(9)
Other non-cash charges, net	—	39
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
Decrease in receivables	138	237
Increase in prepaid expenses and other current assets	(15)	(36)
Decrease in accounts payable and accrued expenses	(356)	(313)
(Decrease) increase in accrual for SEC settlement related charges	(190)	190
Increase (decrease) in income taxes payable and income tax liability	33	(23)
(Decrease) increase in advanced contract payments and deferred revenue	(37)	11
Other operating activities, net	(27)	16
Net cash provided by operating activities	802	1,473

Cash flows from investing activities:
Purchases of property and equipment	(356)	(381)
Payments for outsourcing contract costs	(101)	(68)
Short-term investing	(70)	—
Software purchased and developed	(184)	(199)
Payments for acquisitions, net of cash acquired	(554)	(49)
Business dispositions	37	(13)
Proceeds from sale of assets	61	155
Other investing activities, net	(13)	19
Net cash used in investing activities	(1,180)	(536)

Cash flows from financing activities:
Borrowings of commercial paper	821	—
Repayments of commercial paper	(263)	—
Borrowings under lines of credit and short-term debt	2,206	—
Repayment of borrowings under lines of credit	(1,825)	(32)
Borrowing on long-term debt, net of discount	928	—
Principal payments on long-term debt	(1,869)	(242)
Proceeds from stock options and other common stock transactions	82	196
Taxes paid related to net share settlements of stock-based compensation awards	(48)	(22)
Debt extinguishment costs	(95)	—
Repurchase of common stock and advance payment for accelerated share repurchase	(73)	(842)
Dividend payments	(430)	(128)
Borrowings for CSRA spin transaction	1,508	—
Transfers of cash to CSRA upon separation	(1,440)	—
Other financing activities, net	13	(8)
Net cash used in financing activities	(485)	(1,078)
Effect of exchange rate changes on cash and cash equivalents	(57)	(204)
Net decrease in cash and cash equivalents	(920)	(345)
Cash and cash equivalents at beginning of year	2,098	2,443
Cash and cash equivalents at end of year	$1,178	$2,098

Non-GAAP Financial Measures

The following tables reconcile non-GAAP financial measures of operating income, adjusted operating income, operating and adjusted operating margin, earnings before interest and taxes (EBIT), adjusted EBIT, EBIT and adjusted EBIT margin, and free cash flow to the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Also presented below are the Company's non-GAAP results, which exclude certain items that management believes are not indicative of the Company's operating performance. CSC presents these non-GAAP results because management believes they assist investors in comparing the Company's performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company's core operating performance, and are considered important measures by financial analysts covering CSC and its peers.

Management uses operating income (loss) to evaluate financial performance and it is one of the measures used in assessing management performance. One of the limitations associated with the use of operating income (loss), as compared to reported earnings, is that it does not reflect the complete financial results of the Company. CSC compensates for these limitations by providing a reconciliation between operating income (loss) and (loss) income from continuing operations, before taxes. Management uses free cash flow as one of the factors in reviewing the overall performance of the business. Management compensates for the limitations of this non-GAAP measure by also reviewing the GAAP measures of operating, investing and financing cash flows. Management uses non-GAAP income from continuing operations and non-GAAP EPS to evaluate the Company's results, excluding the impact of items that management believes are not indicative of the Company's operating performance. CSC compensates for the limitations of these non-GAAP measures by providing a reconciliation from non-GAAP results to reported results.

Adjustments to results of operations include:

•
Certain CSRA overhead costs - Reflects costs historically allocated to CSRA but not included in discontinued operations based on Accounting Standards Codification Subtopic 205-20 "Presentation of Financial Statements - Discontinued Operations." These costs are expected to be largely eliminated on a prospective basis.

•
U.S. Pension and OPEB - Reflects the impact of certain U.S. pension and other postretirement benefit (OPEB) plans historically included in CSC's financial results that have been transferred to CSRA as part of the separation.

•
Separation, restructuring & other transaction costs - Reflects non-recurring costs related to CSC's separation of CSRA, as well as infrequently occurring costs related to CSC's (1) certain restructuring related to workforce optimization and real estate charges, including the fiscal 2015 special restructuring (2) previously announced acquisitions, and (3) process remediation related to fiscal 2016 software implementation.

•	Pension and OPEB actuarial & settlement gains losses - Reflects pension and OPEB actuarial and settlement losses from mark-to-market accounting.

•	Debt extinguishment costs - Reflects costs related to the fiscal 2016 redemption of all outstanding 6.50% term notes due March 2018.

•	SEC settlement-related items - Reflects costs associated with certain SEC charges and settlements.

•
Tax valuation allowance & adjustments - Reflects the adoption of ASU 2016-09, adjustments to tax valuation allowances in certain jurisdictions and the application of a 20% tax rate, for the first and second quarters of fiscal 2016, which is at the low end of the prospective targeted effective tax rate range of 20% to 25% and effectively excludes the impact of discrete tax adjustments for those periods.

GAAP Reconciliations

Operating Income (Loss) and Adjusted Operating Income
(preliminary and unaudited)

CSC defines operating income (loss) as revenue less costs of services, depreciation and amortization expense, restructuring costs and segment selling, general and administrative (G&A) expenses. Operating income (loss), as defined by CSC, excludes corporate G&A, actuarial and settlement charges related to CSC's pension and OPEB plans, SEC settlement related charges, separation costs and debt extinguishment costs. Operating margin is defined as operating income as a percentage of revenue.

Adjusted operating income is computed by excluding from operating income certain CSRA overhead costs, U.S. Pension and OPEB, separation, and restructuring & other transaction costs. Adjusted operating margin is defined as adjusted operating income as a percentage of revenue.

Reconciliations of adjusted operating income to (loss) income from continuing operations, before taxes are as follows:

	Quarter Ended		Twelve Months Ended
(Amounts in millions)	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015

Adjusted operating income	$138	$196	$632	$687
Certain CSRA overhead costs	—	(7)	(48)	(38)
U.S. Pension & OPEB	—	13	38	51
Separation, restructuring & other transaction costs	(45)	(241)	(107)	(241)

Operating income (loss)	93	(39)	515	459
Corporate G&A	(45)	(57)	(216)	(230)
Pension & OPEB actuarial & settlement (losses) gains	(118)	(298)	(99)	(584)
SEC settlement related charges and Other	—	(5)	—	(200)
Separation costs	(9)	—	(19)	—
Interest expense	(31)	(30)	(123)	(126)
Interest income	12	6	38	20
Debt extinguishment costs	(95)	—	(95)	—
Other expense (income), net	6	(5)	9	(10)
(Loss) income from continuing operations, before taxes	$(187)	$(428)	$10	$(671)

Adjusted operating margin	7.6%	10.3%	8.9%	8.5%
Operating margin	5.1%	(2.0)%	7.2%	5.7%

(Loss) Earnings Before Interest and Taxes (EBIT) and Adjusted Earnings Before Interest and Taxes (EBIT)
(preliminary and unaudited)

EBIT is defined as net income less income from discontinued operations, net of taxes, interest expense, interest income and income tax benefit. EBIT margin is defined as EBIT as a percentage of revenue.

Adjusted EBIT is computed by excluding from EBIT the impact of certain items, including certain CSRA overhead costs, U.S. Pension and OPEB, separation, restructuring & other transaction costs, SEC settlement-related charges, pension and OPEB actuarial & settlement losses, and debt extinguishment costs. Adjusted EBIT margin is computed as adjusted EBIT as a percentage of revenue.

A reconciliation of adjusted EBIT and EBIT to net income is as follows:

	Quarter Ended		Twelve Months Ended
(Amounts in millions)	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
Adjusted EBIT	$123	$151	$503	$513
Certain CSRA overhead costs	—	(24)	(88)	(104)
U.S. Pension & OPEB	—	13	38	51
Separation, restructuring & other transaction costs	(78)	(241)	(159)	(241)
SEC settlement related charges and Other	—	(5)	(5)	(200)
Pension & OPEB actuarial & settlement losses	(118)	(298)	(99)	(584)
Debt extinguishment costs	(95)	—	(95)	—

EBIT	(168)	(404)	95	(565)
Interest expense	(31)	(30)	(123)	(126)
Interest income	12	6	38	20
Income tax benefit	86	297	55	454
(Loss) income from continuing operations	(101)	(131)	65	(217)
Income from discontinued operations, net of taxes	(25)	143	191	224
Net (loss) income	$(126)	$12	$256	$7

Adjusted EBIT margin	6.8%	7.9%	7.1%	6.3%
EBIT margin	(9.3)%	(21.2)%	1.3%	(7.0)%

Free Cash Flow
(preliminary and unaudited)

CSC defines free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. Free cash flow is further adjusted for certain non-recurring cash flow items, such as (i) payments related to separation and transaction costs related to fiscal 2016 acquisitions, (ii) payments related to restructuring, (iii) SEC settlement related payments, (iv) benefit from the sale of accounts receivables and (v) certain CSRA overhead costs.

A reconciliation of net cash provided by operating activities to free cash flow is as follows:

	Quarter Ended		Twelve Months Ended
(Amounts in millions)	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015

Net cash provided by operating activities	$60	$295	$802	$1,473
Net cash used in investing activities	(447)	(137)	(1,126)	(536)
Acquisitions, net of cash acquired	289	14	554	49
Business dispositions	—	—	(37)	13
Short-term investments	(1)	—	70	—
Payments on capital leases and other long-term asset financings	(31)	(49)	(166)	(242)
Payments on separation and other transaction costs	8	—	79	—
Payments on restructuring costs	56	—	173	—
SEC settlement-related payments	—	—	187	—
Sale of NPS accounts receivables	—	—	(239)	—
Certain CSRA overhead costs	—	—	22	—
Free cash flow	$(66)	$123	$319	$757

Adjusted Segment Operating Income (Loss) and Operating Margin
(preliminary and unaudited)

Adjusted operating income (loss) is computed by excluding from operating income (loss) certain CSRA overhead costs, U.S. Pension and OPEB, separation, and restructuring & other transaction costs. Reconciliations of operating income (loss) to adjusted operating income, for the quarters and twelve months ended April 1, 2016 and April 3, 2015, are as follows:

	Quarter Ended April 1, 2016
(Amounts in millions)	Operating income (loss)(1)	Separation, restructuring and other transaction costs	Adjusted operating income (loss)	Adjusted operating margin
Global Business Solutions	$82	$(22)	$104	11.1%
Global Infrastructure Services	29	(23)	52	6.0%
Corporate	(18)	—	(18)	—
Total	$93	$(45)	$138	7.6%

	Quarter Ended April 3, 2015
(Amounts in millions)	Operating income (loss)(1)	Certain CSRA overhead costs	U.S. Pension and OPEB	Special restructuring costs	Adjusted operating income (loss)	Adjusted operating margin
Global Business Solutions	$39	$—	$4	$(125)	$160	16.3%
Global Infrastructure Services	(49)	—	9	(112)	54	5.8
Corporate	(29)	(7)	—	(4)	(18)	—
Total	$(39)	$(7)	$13	$(241)	$196	10.3%

	Twelve Months Ended April 1, 2016
(Amounts in millions)	Operating income (loss)(1)	Certain CSRA overhead costs	U.S. Pension and OPEB	Separation, restructuring and other transaction costs	Adjusted operating income (loss)	Adjusted operating margin
Global Business Solutions	$381	$—	$11	$(53)	$423	11.6%
Global Infrastructure Services	216	—	27	(48)	237	6.8
Corporate	(82)	(48)	—	(6)	(28)	—
Total	$515	$(48)	$38	$(107)	$632	8.9%

	Twelve Months Ended April 3, 2015
(Amounts in millions)	Operating income (loss)(1)	Certain CSRA overhead costs	U.S. Pension and OPEB	Special restructuring costs	Adjusted operating income (loss)	Adjusted operating margin
Global Business Solutions	$405	$—	$16	$(125)	$514	12.7%
Global Infrastructure Services	162	—	35	(112)	239	5.9
Corporate & Eliminations	(108)	(38)	—	(4)	(66)	—
Total	$459	$(38)	$51	$(241)	$687	8.5%

(1)
For a reconciliation between operating income (loss) and (loss) income from continuing operations, before taxes, refer to the reconciliation under the heading "Operating Income (Loss) and Adjusted Operating Income."

Non-GAAP Results

Non-GAAP results are financial measures calculated by excluding certain items, which management believes are not indicative of the Company's operating performance. A reconciliation of non-GAAP results to reported results is as follows:

	Quarter Ended April 1, 2016
(Amounts in millions, except per-share amounts)	As reported	Separation, restructuring & other transaction costs	Pension & OPEB actuarial & settlement losses	Debt extinguishment costs	Tax valuation allowance & adjustments	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$1,460	$—	$(116)	$—	$—	$1,344

Selling, general and administrative (excludes depreciation and amortization, SEC settlement related charges and restructuring costs)	$251	$(40)	$(2)	$—	$—	$209

(Loss) income from continuing operations, before taxes	$(187)	$(78)	$(118)	$(100)	$—	$109
Income tax (benefit) expense	(86)	(14)	(24)	(40)	(14)	6
(Loss) income from continuing operations	$(101)	$(64)	$(94)	$(60)	$14	$103

Net (loss) income	$(126)	$(64)	$(94)	$(60)	$14	$78
Less: net income attributable to noncontrolling interest, net of tax	—	—	—	—	—	—
Net (loss) income attributable to CSC common stockholders	$(126)	$(64)	$(94)	$(60)	$14	$78

Effective tax rate	46.0%					5.5%
Basic EPS from continuing operations	$(0.73)	$(0.46)	$(0.68)	$(0.43)	$0.10	$0.75
Diluted EPS from continuing operations	$(0.73)	$(0.45)	$(0.66)	$(0.42)	$0.10	$0.73
Weighted average common shares outstanding for:
Basic EPS	138.05	138.05	138.05	138.05	138.05	138.05
Diluted EPS	138.05	141.61	141.61	141.61	141.61	141.61

	Twelve Months Ended April 1, 2016
(Amounts in millions, except per-share amounts)	As reported	Certain CSRA overhead costs	U.S. Pension & OPEB	Separation, restructuring & other transaction costs	Pension & OPEB actuarial & settlement losses	SEC settlement related items	Debt extinguishment costs	Tax valuation allowance & adjust-ments	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$5,185	$(41)	$32	$(5)	$(100)	$—	$—	$—	$5,071

Selling, general and administrative (excludes depreciation and amortization, SEC settlement related charges and restructuring costs)	$1,040	$(47)	$6	$(55)	$1	$(5)	$—	$—	$940

Income (loss) from continuing operations, before taxes	$10	$(88)	$38	$(161)	$(99)	$(5)	$(100)	$—	$425
Income tax expense (benefit)	(55)	(34)	15	(41)	(18)	(2)	(40)	(4)	69
Income (loss) from continuing operations	$65	$(54)	$23	$(120)	$(81)	$(3)	$(60)	$4	$356

Net income (loss)	$256	$(54)	$23	$(120)	$(81)	$(3)	$(60)	$4	$547
Less: net income attributable to noncontrolling interest, net of tax	12	—	—	—	—	—	—	—	12
Net income (loss) attributable to CSC common stockholders	$244	$(54)	$23	$(120)	$(81)	$(3)	$(60)	$4	$535

Effective tax rate	(550.0)%								16.2%
Basic EPS from continuing operations	$0.46	$(0.39)	$0.17	$(0.87)	$(0.59)	$(0.02)	$(0.43)	$0.03	$2.57
Diluted EPS from continuing operations	$0.45	$(0.38)	$0.16	$(0.85)	$(0.57)	$(0.02)	$(0.42)	$0.03	$2.52
Weighted average common shares outstanding for:
Basic EPS	138.28	138.28	138.28	138.28	138.28	138.28	138.28	138.28	138.28
Diluted EPS	141.33	141.33	141.33	141.33	141.33	141.33	141.33	141.33	141.33

	Quarter Ended April 3, 2015
(Amounts in millions, except per-share amounts)	As reported	Certain CSRA overhead costs	U.S. Pension & OPEB	Pension & OPEB actuarial & settlement losses	SEC settlement related charges	Special restructuring costs	Tax valuation allowance & adjustments	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$1,618	$(6)	$11	$(281)	$—	$—	$—	$1,342

Selling, general and administrative (excludes SEC settlement related charges and restructuring costs)	$266	$(18)	$2	$(17)	$(3)	$—	$—	$230

(Loss) income from continuing operations, before taxes	$(428)	$(24)	$13	$(298)	$(5)	$(241)	$—	$127
Income tax (benefit) expense	(297)	(9)	5	(69)	(2)	(50)	(197)	25
(Loss) income from continuing operations	$(131)	$(15)	$8	$(229)	$(3)	$(191)	$197	$102

Net income (loss)	$12	$(15)	$8	$(229)	$(3)	$(191)	$197	$245
Less: net income attributable to noncontrolling interest, net of tax	3	—	—	—	—	—	—	3
Net income (loss) attributable to CSC common stockholders	$9	$(15)	$8	$(229)	$(3)	$(191)	$197	$242

Effective tax rate	69.4%							19.7%
Basic EPS from continuing operations	$(0.93)	$(0.11)	$0.06	$(1.63)	$(0.02)	$(1.36)	$1.40	$0.72
Diluted EPS from continuing operations	$(0.93)	$(0.11)	$0.06	$(1.60)	$(0.02)	$(1.34)	$1.38	$0.71
Weighted average common shares outstanding for:
Basic EPS	140.76	140.76	140.76	140.76	140.76	140.76	140.76	140.76
Diluted EPS	140.76	142.81	142.81	142.81	142.81	142.81	142.81	142.81

	Twelve Months Ended April 3, 2015
(Amounts in millions, except per-share amounts)	As reported	Certain CSRA overhead costs	U.S. Pension & OPEB	Pension & OPEB actuarial & settlement losses	SEC settlement related charges	Special restructuring costs	Tax valuation allowance & adjustments	Non-GAAP results
Costs of services (excludes depreciation and amortization and restructuring costs)	$6,159	$(32)	$43	$(525)	$—	$—	$—	$5,645

Selling, general and administrative (excludes depreciation and amortization, SEC settlement related charges and restructuring costs)	$1,220	$(72)	$8	$(59)	$(3)	$—	$—	$1,094

(Loss) income from continuing operations, before taxes	$(671)	$(104)	$51	$(584)	$(200)	$(241)	$—	$407
Income tax (benefit) expense	(454)	(40)	20	(135)	(2)	(50)	(328)	81
(Loss) income from continuing operations	$(217)	$(64)	$31	$(449)	$(198)	$(191)	$328	$326

Net income	$7	$(64)	$31	$(449)	$(198)	$(191)	$328	$550
Less: net income attributable to noncontrolling interest, net of tax	15	—	—	—	—	—	—	15
Net (loss) income attributable to CSC common stockholders	$(8)	$(64)	$31	$(449)	$(198)	$(191)	$328	$535

Effective tax rate	67.7%							19.9%
Basic EPS from continuing operations	$(1.52)	$(0.45)	$0.22	$(3.15)	$(1.39)	$(1.34)	$2.30	$2.29
Diluted EPS from continuing operations	$(1.52)	$(0.44)	$0.21	$(3.08)	$(1.36)	$(1.31)	$2.25	$2.24
Weighted average common shares outstanding for:
Basic EPS	142.56	142.56	142.56	142.56	142.56	142.56	142.56	142.56
Diluted EPS	142.56	145.78	145.78	145.78	145.78	145.78	145.78	145.78